UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2015

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2015 we executed four Board of Advisors Consulting Agreements and appointed four individuals to our Board of Advisors committee. Consideration for acting as advisors will be the grant of an aggregate amount of 1,730,000 stock options exercisable into shares of our company’s common stock at a price of $0.20 per options share. 1,610,000 of the aggregate options expire seven years from the date of issuance and 120,000 of the options expire in six years from the date of issuance. All such options vest as to one-third each year over three years starting one year after the date of grant. The options are subject to our company’s 2013 stock option plan.

In addition, one of the consultants will be paid a monthly consulting fee of $2,000, and all advisors will be reimbursed for out-of-pocket expenses incurred for carrying out their advisory services.

The consulting agreements are for an indefinite period unless terminated by either party with 30 days advance written notice to the other party.

We issued 120,000 stock options to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and we relied on the exemption from the registration requirements provided for in Section 4(2) of the Securities Act of 1933, as amended.

We issued 1,610,000 stock options to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in offshore transactions in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

A copy of the agreements are attached as exhibits to this current report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Board of Advisors Consulting Agreement

10.2	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By: /s/ Giora Davidovits
Giora Davidovits
President, Chief Executive Officer, Secretary,
Treasurer and Chief Financial Officer
Dated: August 26, 2015